Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 25, 2015 relating to the financial statements and financial statement schedule, which appears in Bazaarvoice, Inc.’s Annual Report on Form 10-K for the year ended April 30, 2015.

/s/ PricewaterhouseCoopers LLP
Austin, Texas
June 25, 2015